Exhibit 99.4

Consent to be Named as a Director Nominee

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-4 of McKinley Acquisition Corp. (the “Registrant”), and all amendment or supplements thereto (the “Registration Statement”), as a nominee to the board of directors of the Registrant, and to the filing of this consent as an exhibit to the Registration Statement.

September 30, 2026	/s/ Harbir Singh
Name: Harbir Singh